UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 2, 2009

                            BOK FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)



         Oklahoma                       000-19341              73-1373454
         --------                       ---------              ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


  Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
 ------------------------------------------------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (918) 588-6000

               ______________________N/A__________________________

          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Effective December 2, 2009, BOK Financial Corporation (the "Corporation") and George B. Kaiser, Chairman of the Board of Directors of the Corporation, entered into a First Amended Debenture (the "First Amended Debenture) which amends the $188,000,000 debenture between the Corporation and Mr. Kaiser dated July 21, 2009 (the "Original Debenture").

The First Amended Debenture amends the Original Debenture by (i) decreasing the debenture from $188 million to $100 million; (ii) increasing the interest on outstanding balance due from one-month LIBOR plus 125 basis points to one month LIBOR plus 250 basis points, (iii) increasing the quarterly unused facility fee from 25 basis points to 50 basis points and (iv) extending the maturity date for the debenture from December 2, 2010 to December 2, 2012. As with the Original Debenture, the First Amended Debenture contains no restrictive covenants. There were no amounts outstanding under the Original Debenture and there are currently no amounts outstanding under the First Amended Debenture.

ITEM 9.01 Financial Statement and Exhibits

(c)      Exhibits

          99(a) First  Amended  Debenture  dated  December  2, 2009  between BOK
               Financial Corporation and George B. Kaiser

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BOK FINANCIAL CORPORATION


                                         By:  /s/  Steven E. Nell
                                              --------------------------------
                                              Steven E. Nell
                                              Executive Vice President
                                              Chief Financial Officer
Date:  December 3, 2009